Exhibit 4.2

                      [Specimen of Trust Share Certificate]

Number                                                        Shares
------                                                         -----


                                GREAT LAKES REIT

Organized Under the Laws of                                    Common Shares of
the State of Maryland                                       Beneficial Interest

                                    See Reverse for Important Notice on Transfer
                                              Restrictions and Other Information
                                                               Cusip 390752 10 3

This Certificate is transferable in the Cities of Englewood, CO or New York, NY

         This  certifies that  __________________________________  is the record holder of fully paid and nonassessable shares of Common Shares of Beneficial Interest of Great Lakes REIT (the "Company") transferable on the books of the Company by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the declaration of trust of the Company (the "Declaration of Trust") and the Bylaws of the Company and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and the Registrar.

         In Witness Whereof, the Company has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:

Secretary                                        President


                                Great Lakes REIT
                                      Seal
                                    Maryland

Countersigned and Registered:
Gemisys Transfer Agents
(Englewood, CO)
Transfer Agent and Registrar

By
Authorized Signature

                            [Reverse of Certificate]

         The Company is authorized to issue shares of beneficial interest ("Shares") of more than one class, consisting of Common Shares and one or more classes of Preferred Shares, the Board of Directors is authorized to determine the preferences, limitations and relative rights of any class of the Preferred Shares before the issuance of shares of such class of Preferred Shares, the Company will furnish, without charge, to any shareholder making a written request therefor, a copy of the Company's Declaration of Trust and a written statement of the designations, relative rights, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Shares of each class which the Company has the authority to issue and, if the Company is authorized to issue any preferred or special class and series, (i) the differences in the relative rights and preferences between the Shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. Requests for such written statement may be directed to the Secretary of the Company at its principal office.

         The Shares represented by this Certificate are subject to restrictions on ownership and transfer for the purpose of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. These restrictions are set forth in the Declaration of Trust of the Company, copies of which will be furnished to each holder of Common Shares on request and without charge. Requests for such copies may be directed to the Secretary of the Company at its principal office.

         The following abbreviations when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN -as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ________________  Custodian _____________
                                    (Cust)                  (Minor)

under Uniform Gifts to Minors Act _______________________
                                                     (State)

Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, ____________________ hereby sell, assign and transfer unto Please insert Social Security or Other Identifying Number of Assignee

(Please print or typewrite name and address, including zip code, of Assignee)

shares of the Common Shares of Beneficial Interest represented by this Certificate, and do hereby irrevocably constitute and appoint __________________________________ attorney-in-fact to transfer the said shares on the books of the within-named Company, with full power of substitution in the premises.

Dated ________________
                                                   (Signature)


                                                   (Signature)

                       [Reverse of Certificate continued]

NOTICE: The signature(s) to this Assignment must correspond with the name(s) as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

By

The Signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.